UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2015

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2015, the Board of Directors (the “Board”) of Crocs, Inc. (the “Company”) appointed Jason Giordano to the Board as a Class III director. Mr. Giordano was designated by Blackstone Capital Partners VI L.P.  (“Blackstone”) for election to the Board in accordance with the terms of the Investment Agreement between Blackstone and the Company dated December 28, 2013, as amended (the “Investment Agreement”).

Mr. Giordano is a Managing Director of Blackstone.  Mr. Giordano has not been appointed to any committees of the Board at this time.  As compensation for his service on the Board, Mr. Giordano is entitled to receive the Company’s standard compensation for non-employee directors; provided, however, such compensation may be paid to Blackstone or its designee, pursuant to the terms of the Investment Agreement. The information regarding certain relationships between the Company and Blackstone is set forth under “Certain Relationships and Related Person Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2014.

The Board also considered the independence of Mr. Giordano  under the Nasdaq listing standards and concluded that Mr. Giordano is an independent director under the applicable Nasdaq standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: January 29, 2015	By:	/s/ Jeffrey J. Lasher
Jeffrey J. Lasher
Senior Vice President — Finance, Chief Financial Officer